UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

ITC^DeltaCom, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23253	58-2301135
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7037 Old Madison Pike Huntsville, Alabama	35806
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 382-5900

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective on June 8, 2007, ITC^DeltaCom, Inc. (the “Company”) entered into binding commitment letters relating to the debt and equity financing arrangements described below. A copy of the Company’s news release announcing the execution of the commitment letters is filed as exhibit 99.1 to this report and is incorporated in this Item 1.01 by reference in its entirety.

Debt Commitment Letter. Effective on June 8, 2007, the Company entered into a commitment letter dated June 8, 2007 (the “debt commitment letter”) with Credit Suisse Securities (USA) LLC and Credit Suisse, Cayman Islands Branch (collectively with their affiliates, “Credit Suisse”), and with Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC, Special Value Continuation Partners, LP and Tennenbaum Opportunities Partners, LP. The foregoing investment funds are managed by Tennenbaum Capital Partners, LLC (“TCP”), which is an investment firm.

The terms and conditions of the proposed new credit facilities as summarized below are based on the provisions of the debt commitment letter. The actual terms and conditions of the credit facilities are subject to the negotiation, execution and delivery of definitive credit documents and may differ in important respects from the terms and conditions described below.

The debt commitment letter provides that:

•

Credit Suisse will make available to the Company up to $240 million in aggregate principal amount of first lien secured credit facilities, consisting of a term loan facility in an aggregate principal amount of up to $230 million (the “First Lien Credit Facility”) and a revolving credit facility in an aggregate principal amount of $10 million outstanding at any time (the “Revolving Credit Facility”); and

•	the foregoing TCP funds will make available to the Company a second lien secured credit facility in an aggregate principal amount of up to $75 million (the “Second Lien Credit Facility”).

The debt commitment letter contemplates that the First Lien Credit Facility and the Revolving Credit Facility will be syndicated to other institutional lenders before the facility closing date.

The borrower under the new credit facilities will be Interstate FiberNet, Inc., which is a wholly-owned subsidiary of the Company. All obligations under the credit facilities will be guaranteed by the Company and the Company’s other subsidiaries. In addition, the obligations under the credit facilities will be secured by first-priority liens on substantially all of the assets of the Company and its subsidiaries, in the case of the first lien credit facilities, and second-priority liens on substantially all of the assets of the Company and its subsidiaries, in the case of the Second Lien Credit Facility.

All amounts available under the First Lien Credit Facility and the Second Lien Credit Facility must be drawn at the closing of those facilities and used to repay outstanding indebtedness and transaction costs, as described below under “Use of Transaction Proceeds.”

Amounts available under the Revolving Credit Facility may be drawn from time to time after the closing for application to general corporate purposes.

The First Lien Credit Facility and the Second Lien Credit Facility will mature on the sixth and seventh anniversaries, respectively, of the closing date. The Revolving Credit Facility will have a five-year maturity.

Scheduled quarterly principal payments under the First Lien Credit Facility will begin in the first quarter of 2008 in an aggregate annual amount equal to 1% of the original principal amount of the facility. There will be no scheduled principal payments before maturity under the Second Lien Credit Facility. The Company will be required to make principal repayments under the First Lien Credit Facility and the Second Lien Credit Facility from specified excess cash flows from operations and from the net proceeds of specified types of asset sales and debt issuances. The Company may prepay borrowings outstanding under the First Lien Credit Facility without premium or penalty. The commitment letter contemplates that prepayment of borrowings outstanding under the Second Lien Credit Facility in certain periods will require payment of a premium.

Interest accrued on borrowings outstanding under the new credit facilities generally will be payable on a quarterly basis. Borrowings under each of the facilities will bear interest, at the Company’s option, at an annual rate equal to either a specified base rate plus the applicable margin or a specified London Inter-Bank Offered Rate (“LIBOR”) plus the applicable margin. The margins for both base rate and LIBOR loans under the First Lien Credit Facility and the Revolving Credit Facility will be established in the syndication of those facilities. The Company will be able to pay a portion of interest under the Second Lien Credit Facility by adding to the principal of outstanding borrowings an amount equal to a portion of the applicable interest payment. The interest rates under the new credit facilities are expected to be more favorable to the Company than the interest rates under its existing senior secured indebtedness.

The new credit facilities will contain affirmative and negative covenants customarily applicable to senior secured credit facilities. The Company also will be required to maintain compliance with specified financial ratios based on measures that include levels of indebtedness, interest payment obligations, and earnings before interest, taxes, depreciation, amortization and other specified items.

The new credit facilities will contain default provisions customarily applicable to senior secured credit facilities.

After the closing date of the new credit facilities, the Company may elect, subject to pro forma compliance with specified financial covenants and other conditions, to solicit the lenders to increase commitments for borrowings under the Revolving Credit Facility and to increase by up to $50 million the total principal amount of borrowings available under the First Lien Credit Facility.

The Company will pay customary financing fees and expenses to the lenders in connection with the transactions contemplated by the debt commitment letter.

The closing of the new credit facilities is subject to specified conditions, including the execution of definitive credit documents, regulatory approvals, and other customary closing conditions, as well as to the consummation of the transactions contemplated by the equity commitment letters summarized below and the related transactions described below under “Other Equity Transactions.”

Investment funds managed by TCP purchased some of the Company’s first lien senior secured notes due 2009 (the “Existing First Lien Notes”) and third lien senior secured notes due 2009 (the “Existing Third Lien Notes”) which the Company issued in connection with the refinancing of its secured indebtedness on July 26, 2005. Some of the TCP funds that are parties to the debt commitment letter and other TCP-managed investment funds currently hold such notes and warrants issued on July 26, 2005 (the “Series D Warrants”) in connection with that refinancing and are lenders under the Company’s existing second lien credit facility. As described below under “Equity Commitment Letters” and “Use of Transaction Proceeds,” all of the foregoing indebtedness of the Company will be repaid out of the proceeds of the new credit facilities or, together with the Series D Warrants (and the Company’s 8% Series C convertible redeemable preferred stock and common stock issuable upon exercise of the warrants), exchanged for the Company’s common stock in connection with the proposed transactions described in this report. Under the Company’s governance agreement, investment funds managed by TCP have the right to designate two representatives for appointment or nomination for election to the Company’s board of directors. Two of the Company’s current directors were appointed to the board of directors in accordance with these designation rights.

Equity Commitment Letters. Effective on June 8, 2007, the Company entered into three commitment letters (the “equity commitment letters”) that provide for the Company’s sale of common stock and the conversion or exchange of outstanding preferred stock and warrants of the Company into or for common stock.

The terms and conditions of the proposed equity transactions as summarized below are based on the provisions of the equity commitment letters. The actual terms and conditions of the transactions are subject to the negotiation, execution and delivery of definitive agreements and may differ in important respects from the terms and conditions described below. The closing of transactions contemplated by each equity commitment letter also is subject to other conditions. In addition to customary financing conditions, the conditions include the closing of the new credit facilities described above, the consummation of the transactions contemplated by each other equity commitment letter, and the consummation of the related transactions described below under “Other Equity Transactions.”

WCAS Equity Commitment Letter. Effective on June 8, 2007, the Company entered into a commitment letter dated June 8, 2007 (the “WCAS Equity Commitment Letter”) with Welsh, Carson, Anderson & Stowe VIII, L.P. (together with its affiliated investment funds, the “WCAS Funds”). The WCAS Equity Commitment Letter provides that the WCAS Funds will receive shares of common stock in consideration of the following:

•

the conversion or exchange of all shares of the Company’s 8% Series B convertible redeemable preferred stock (the “Series B preferred stock”) held by the WCAS Funds, which, together with the Series B preferred stock held by other persons affiliated or associated with Welsh, Carson, Anderson & Stowe (the WCAS Funds and such other persons collectively, the “WCAS securityholders”), totaled approximately 640,000 shares as of the date of this report;

•

the exchange of all common stock purchase warrants issued on October 6, 2003 (the “Series B warrants”) held by the WCAS Funds, which, together with the Series B warrants held by the other WCAS securityholders, totaled approximately 2,750,000 Series B warrants as of the date of this report;

•

the exchange of all common stock purchase warrants issued on March 29, 2005 (the “Series C warrants”) held by the WCAS Funds, which, together with the Series C warrants held by the other WCAS securityholders, totaled approximately 20,000,000 Series C warrants as of the date of this report;

•	the exchange of approximately $23.5 million principal amount of the Existing Third Lien Notes held by the WCAS Funds; and

•	$21 million in cash.

In consideration of the following transactions, if the other WCAS securityholders participate in such transactions on a like basis with the WCAS Funds, the WCAS Funds and the other WCAS securityholders will receive a total of approximately 31,338,000 shares of Common Stock.

Information concerning the terms of the Series B preferred stock, the Series B warrants, the Series C warrants and the Existing Third Lien Notes and the acquisition and ownership of these securities by the WCAS Funds and the other WCAS securityholders is contained in the Company’s filings with the SEC.

The WCAS Funds are affiliates of Welsh, Carson, Anderson & Stowe (“WCAS”), which is a private equity firm. The controlling affiliates of the investment funds that constitute WCAS have reported in SEC filings that such affiliates and such investment funds, together with other WCAS securityholders, as a group, beneficially own common stock and Series B preferred stock representing a majority of the voting power of the Company’s outstanding capital stock. Pursuant to the exercise of director designation rights contained in the Company’s governance agreement and the terms of the Series B preferred stock, three of the Company’s nine directors are members of, or affiliated with members of, the WCAS group. Information about the WCAS group’s beneficial ownership of the Company’s capital stock and the Company’s transactions with members of the WCAS group is contained in the Company’s filings with the SEC.

TCP Equity Commitment Letter. Effective on June 8, 2007, the Company entered into a commitment letter dated June 8, 2007 (the “TCP Equity Commitment Letter”) with Special Value Absolute Return Fund, LLC, Special Value Bond Fund II, LLC and Special Value Continuation Partners, LP, which are investment funds managed by TCP. The TCP Equity Commitment Letter provides that the foregoing TCP funds will receive a total of approximately 12,502,000 shares of common stock in consideration of the following:

•

the exchange of all of the Series D warrants held by the TCP funds, which the Company is advised by the TCP funds totaled 6,820,292 Series D warrants as of the date of this report, and if any of the Series D warrants are earlier exercised for shares of the Company’s 8% Series C convertible redeemable preferred stock (the “Series C preferred stock”) or common stock, the conversion or exchange of all of such shares of Series C preferred stock or common stock; and

•	the exchange of approximately $25 million principal amount of the Existing Third Lien Notes held by the TCP funds.

Information concerning the terms of the Series D warrants and the Series C preferred stock and the acquisition of the Series D warrants and the third lien notes by the TCP funds or their affiliates is contained in the Company’s filings with the SEC.

Credit Suisse Equity Commitment Letter. Effective on June 8, 2007, the Company entered into a commitment letter dated June 8, 2007 (the “Credit Suisse Equity Commitment Letter”) with Credit Suisse Securities (Europe) Limited (“Credit Suisse Securities”). The Credit Suisse Equity Commitment Letter provides that Credit Suisse Securities will purchase, for a minimum of $29 million, that number of shares of common stock that represents approximately 11.8% of the fully diluted outstanding shares of common stock after giving effect to the transactions provided for in the equity commitment letters and the related equity transactions described below under “Other Equity Transactions.” It is expected that all or a part of Credit Suisse Securities’ purchase commitments will be fulfilled by other eligible institutional investors, in which case the actual proceeds to the Company from the sale of such common stock will depend upon the price at which any such eligible institutional investors purchase such common stock from the Company, net of the amounts payable to Credit Suisse in respect of its purchase commitment.

Other Equity Transactions. The Company has entered into the debt commitment letter and the equity commitment letters as part of a planned recapitalization that is intended, among other things, to simplify the Company’s capital structure by eliminating the Company’s three series of preferred stock and its outstanding warrants. The Company intends to seek agreements with the holders of these convertible securities (other than the Company’s Series A warrants) that are not parties to the equity commitment letters to exchange their securities for common stock. It is a condition to the closing of the transactions contemplated by the debt commitment letter and the equity commitment letters that:

•	all such preferred stock and warrants be converted into or exchanged for common stock; and

•

in addition to the shares of common stock issuable to the WCAS Funds and other WCAS securityholders, the TCP funds and Credit Suisse as described above, the Company may not issue more than approximately 10,240,00 shares of common stock, in the aggregate, to exchanging holders of its 8% Series A convertible redeemable preferred stock, other exchanging holders of the Series B warrants and other exchanging holders of the Series D warrants (or, if earlier exercised, the Series C preferred stock or common stock issued upon the exercise of the Series D warrants).

If all of the foregoing equity transactions are completed on the terms described in this report, the Company expects that, as of the transaction closing date, it will have approximately 81,000,000 shares of common stock outstanding on a fully diluted basis, giving effect to stock options and other awards outstanding under the Company’s stock incentive plan and excluding the effect of its outstanding Series A warrants. The Series A warrants, which have an exercise price of $15.35 per share, will expire on October 29, 2007.

The equity transactions described in this report will be effected in transactions exempt from the registration requirements of the Securities Act of 1933.

Use of Transaction Proceeds. The Company will use the proceeds of borrowings under the First Lien Credit Facility and the Second Lien Credit Facility and sales of common stock for cash to refinance approximately $235.1 million principal amount of the Existing First Lien Notes and $56.4 million principal amount of borrowings outstanding under its existing second lien credit facility, to repay approximately $24.6 million of other indebtedness, and to pay costs of the transactions described in this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The Company herewith files the following exhibit:

Exhibit Number	Description of Exhibit

99.1	News release dated June 11, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC^DELTACOM, INC.

Date: June 14, 2007	/s/ J. Thomas Mullis
J. Thomas Mullis Senior Vice President-Legal and Regulatory (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	News release dated June 11, 2007